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Exhibit 10.3

                      SETTLEMENT AGREEMENT

     This Settlement Agreement ("Agreement") is made as of this 11th day of April, 1996 by and between SA Telecommunications, Inc., a Delaware corporation with its principal place of business at 1600 Promenade Center, 15th Floor, Richardson, Texas (the "Company") and Terry R. Houston ("Employee")

     WHEREAS, Long Distance Network, Inc., a wholly-owned subsidiary of the Company ("LDN") and Employee entered into an Employment Agreement dated as of April 1, 1994 for a term of five years, a copy of which is attached hereto as Exhibit A (the
"Employment Agreement");

     WHEREAS, Employee is indebted to LDN pursuant to a promissory note in the principal amount of $195,903.75, together with interest thereon at 12% per annum, a copy of which is attached as Exhibit B hereto (the "Employee Note");

     WHEREAS, Employee desires to satisfy his obligations under the Note and the Company, LDN and Employee desire to terminate
Employee's employment and the Employment Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and obligations set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Company and LDN Consideration. The Company and LDN hereby agree that (a) the Company shall issue to Employee 142,354 shares of the Company's Common Stock, $.0001 par value (the "Shares") within five business days of the execution of this Agreement, such Shares to be restricted in accordance with the terms of Section 6 hereof, (b) the Employment Agreement is hereby null and void and of no further force and effect, except with respect to the amended and restated trade secret and covenant not to compete provisions set forth in Section 7 hereof (the "Surviving Obligations"), and (c) the Company and LDN shall release Employee with respect to the Employment Agreements and the Employee Note set forth Section 3(b) hereof (the "Company Release") (all such consideration being collectively referred to as the "Company Consideration").

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     2.   Employee Consideration.  Employee hereby (a) accepts
the Company Consideration in lieu of any and all rights and/or compensation Employee may have under the Employment Agreement, and (b) agrees (i) the Employment Agreement is hereby null and void and of no further force and effect except for the Surviving Obligations, (ii) that the Employee shall release LDN and the Company with respect to the Employment Agreement as set forth in
Section 3(a) hereof (the "Employee Release"), and (iii) be available in person for advice and consultation with the Company with respect to acquisitions and other matters which the Company requests from the date hereof through March 31, 1999 without any additional compensation other than reimbursement of reasonable out-of-pocket expenses (all such consideration being collectively referred to as the Employee Consideration").

     3.    Mutual Release.

          (a) Employee Release. Employee, in consideration of the Company Consideration and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby forever release, acquit, relinquish and discharge the Company and LDN, each of their respective present and past officers, directors, stockholders, employees, parent and subsidiary corporations, affiliates, partners, legal counsel, agents, servants, successors and assigns (collectively, the "Company Released Parties"), of and from any and all claims, duties, debts, demands, sums of money, contracts, agreements, obligations, indemnities, liabilities, costs, expenses, actions and causes of action of whatever kind or character (collectively, "Claims"), whether known or unknown, vested or contingent, both in law and in equity, arising previously or which may arise in the future from any and all events, acts, conduct, transactions, matters, causes or things occurring prior to the date this Agreement is executed by Employee, arising out of or related to the Employment Agreement, including without limitation, all obligations, liabilities, and other amounts payable pursuant to such Employment Agreement by any of the Released Parties (collectively, the "Company Released Matters").

          (b) Company Release. The Company and LDN, in consideration of the Employee Consideration and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby forever release, acquit, relinquish and discharge Employee and each of Employee's personal representatives, heirs, executors, administrators, successors and assigns (collectively, the "Employee Released Parties"), of and from any and all Claims, whether known or unknown, vested or contingent, both in law and in equity, arising previously or which may arise in the future from any and all events, acts, conduct, transactions, matters, causes or things occurring prior to the date this Agreement is executed by the Company and LDN, arising out of or related to (1) the Employment Agreement, including without limitation, all obligations and liabilities performable or payable pursuant to such Employment Agreement by any of the Employee Released Parties other than the Surviving Obligations, and (2) the Employee Note (collectively, the "Employee Released Matters").

          (c) The Company Release is intended to be binding upon the Company, LDN, and their respective legal representatives, employees, officers, directors, agents and successors and assigns and shall inure to the benefit of each of the Employee Released Parties and their respective successors and assigns. Nothing in the Employee Release is intended to, or does modify, limit, or release the Company from any continuing obligations under any other agreement between Employee and the Company and/or LDN or any of the Company's obligations under this Agreement. In connection with the Company Release:

               (i) The Company and LDN represent and warrant to Employee that each of them has been fully advised by its legal counsel with respect to its rights and obligations under the Company Release and this Agreement.

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               (ii) The Company and LDN hereby agree (A)  that
          the Employee Release represents a compromise settlement of various matters, and that the promises and payments in consideration of the Employee Release shall not be construed to be an admission of any liability or obligation by any of the Employee Released Parties, and
          (B) not to introduce the Employee Release or the fact of settlement into evidence in any action for the purpose of establishing or attempting to provide liability against any of the Employee Released Parties.

          (d) The Employee Release is intended to be binding upon Employee and Employee's personal representatives, heirs, executors, administrators, successors and assigns and shall inure to the benefit of each of the Company Released Parties and their respective successors and assigns.
     Nothing in the Company Release is intended to, or does modify, limit, or release the Employee from any continuing obligations under the Surviving Obligations or any other agreement between the Company and/or LDN and the Employee or any of Employee's obligations under this Agreement. In connection with the Employee Release:

               (i) Employee represents and warrants to the Company and LDN that Employee has been fully advised by his legal counsel with respect to his rights and obligations under the Employee Release and this Agreement.

               (ii) Employee hereby agrees (A) that the Company Release represents a compromise settlement of various matters, and that the promises and payments in consideration of the Company Release shall not be construed to be an admission of any liability or obligation by any of the Company Released Parties, and
          (B) not to introduce the Company Release or the fact of settlement into evidence in any action for the purpose of establishing or attempting to provide liability against any of the Company Released Parties.

          (e) The Company, LDN and the Employee hereby agree that each of them shall bear their own legal fees and legal expenses incurred by them through the date hereof in connection with this Agreement.

     4. Company and LDN Representations. Each of the Company and LDN represent and warrant that (a) it has full right, power and authority to enter into this Agreement and to perform all of its obligations hereunder, and (b) this Agreement has been duly authorized and executed and constitutes its valid and binding agreement enforceable in accordance with its terms (subject to bankruptcy,

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 insolvency, reorganization, moratorium, and other similar laws relating to the rights of creditors generally and to general principles of equity).

     5. Employee Representations. Employee represents and warrants that (a) Employee has full right and authority to enter into this Agreement and to perform all of hiss obligations hereunder, (b) this Agreement has been duly authorized and executed and constitutes a valid and binding agreement of Employee enforceable in accordance with its terms (subject to bankruptcy, insolvency, reorganization, moratorium, and other similar laws relating to the rights of creditors generally and to general principles of equity), (c) Employee is capable of evaluating the risk of his investment in the Shares being purchased by Employee and is able to bear the economic risk of such investment, (d) it is purchasing the Shares for his own investment and not with a present view to any distribution thereof in violation of any applicable securities laws, (e) Employee understands that if Employee should in the future to decide to dispose of any of the Shares, he may do so only in compliance with the Securities Act and applicable state securities laws, (f) Employee is an "accredited investor" as defined in Rule 501(a) under the Securities Act, and (g) Employee has received and reviewed copies of the Company's prospectus dated January 3, 1996 and all reports on Form 10-KSB, Form 10-QSB and Form 8-K incorporated by reference therein or filed since such date through the date hereof.

     6.   Covenants and Restrictions with Respect to the Shares.

          (a) Employee hereby agrees not to sell, transfer, hypothecate or otherwise dispose of ("Transfer") any of the Shares for a period of three years from the date hereof; provided, however, that this restriction on transfer shall lapse as to 1/12 of the Shares on the 11th day of each month beginning May 1998 through April 1999.

          (b) Upon any permitted Transfer, Employee agrees that he will not Transfer any of the Shares unless (i) such Shares have been registered under the Securities Act and, to the extent required, under any applicable state securities laws, or (ii) such Shares are sold in accordance with the applicable requirements and limitations of Rule 144 or Rule 144A and any applicable state securities laws or (iii) the Company has been furnished with an opinion or opinions of counsel to Employee (which counsel and opinion(s) shall be reasonably satisfactory to the Company) to the effect that registration under the Securities Act is not required for the Transfer as proposed. The Company may endorse on all stock certificates representing the Shares a legend stating or referring to the Transfer restrictions in this Section 6; provided, however, that no such legend shall be endorsed on any certificates which, when issued, are no longer subject to the restrictions of this Section 6; provided further, that if a transfer is made pursuant to clause (i) or (ii) (other than Rule 144A) of this Section 6(b) or if an opinion of counsel provided pursuant to clause (iii) of this
     Section 6(b) concludes that the legend is no longer necessary, the Company will deliver upon transfer certificates without such legends.

          (c) The Shares shall be subject to the provisions of the Voting Agreement attached as Exhibit C hereto, which agreement shall be executed simultaneously with this Agreement.

     7.   Surviving Obligations of Employee.

          (a) During Employee's employment with LDN and the Company, Employee has had access to, become familiar with, and assisted in the development of various trade secrets,

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     including but not limited to proprietary formulas, patterns, devices, secret inventions, processes, customer lists, investor lists, vendor lists, potential acquisition targets, and compilations of information, records and specifications, all of which are owned by the Company and/or one or more of its subsidiaries (the "Company Group"). All such trade secret information relating to the business of the Company Group whether prepared by Employee, brought to Employer by the Employee or otherwise coming into his possession, shall remain the exclusive property of the Company Group and shall not be removed from the premises of the Company Group under any circumstances whatsoever without the prior written consent of the Company. Without the prior written consent of the company, Employee shall not at any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, firm or corporation in any manner whatsoever any information concerning any matters affecting or relating to the business of the Company Group, including without limiting the generality of the foregoing any of its customers, or investors, the prices it obtains or has obtained for the sale of, or at which it sells or has sold, their services or products, or any other information concerning the business of the Company Group, their respective manner of operations, their plans, processes, or other data without regard to whether all of the foregoing matters will be deemed confidential, material or important. It is understood by Employee that all such information is important, material, and confidential and gravely affects the effective and successful conduct of the business of the Company Group and the Company Group's goodwill, and that any breach of this terms of this Section 7(a) will be a material breach of this Agreement.

          (b) For a period of three (3) years after termination of Employee's employment on the date hereof, Employee agrees that he shall not (i) directly or indirectly, either as an employee, employer, consultant, agent principal, partner, stockholder, joint venturer, corporate officer, director or in any other individual or representative capacity, engage or participate in any business that competes with any of the Company Group within Texas, Louisiana, Arkansas, Oklahoma, Arizona or New Mexico, (ii) recruit, hire, assist others in recruiting or hiring, discuss employment with, or refer to others for employment (collectively referred to as the "Recruiting Activity") any person who is or within the twelve (12) month period immediately preceding the date of any such Recruiting Activity was, an employee or consultant of the Company Group or any Successor; or (iii) in competition with the Company Group or any Successor, solicit the customers, suppliers, producers, distributors, dealers or independent representatives or sales persons of the Company or any Successor; or induce, attempt to induce, or assist any other person or entity in inducing or attempting to induce, any such customer, dealer, distributor or independent sales person to discontinue their relationship with the Company Group or any Successor. For the purposes of this Agreement, the term (a) "Successor" means any person or entity that succeeds to the business of the Company by merger, recapitalization, sale of assets or otherwise.

          (c) It is understood and agreed that the scope of each of the covenants contained in this Section 7 is reasonable as to time, area, persons and activities and is necessary to protect the legitimate business interests of the Company.
     It is further agreed that such

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     covenants will be regarded as divisible and, in the event
     that any provision of this Section 7 is found by a court of competent jurisdiction to be unenforceable by reason of its breadth of time, territory and/or scope, then such provision shall nevertheless remain valid and fully effective, but shall be considered to be automatically amended so that the period of time, territory and/or scope shall be operative to the maximum extent possible and still be found to be enforceable by such court. The terms of this Section 7 shall not apply to the ownership by the Employee of less than five percent (5%) of a class of equity securities of an entity, which securities are publicly traded on the New York Stock Exchange, the American Stock Exchange, or the National Market Systems of the National Association of Securities Dealers Automated Quotation System.

          (d) Employee acknowledges that a remedy at law alone for any breach or attempted breach of this Agreement will be inadequate, agrees that the Company will be entitled to specific performance and injunctive and other equitable relief in case of any breach or attempted breach, and agrees not to use as a defense that the Company has an adequate remedy at law. This Agreement shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection herewith. Such remedy shall not be the exclusive remedy and shall be in addition to any other remedies ow or hereafter existing at law or in equity, by statute or otherwise. No delay or omission in exercising any right or remedy set forth in this Agreement shall operate as a waiver thereof or of any other right or remedy and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right or remedy.

     8. No Third Party Beneficiaries. This Agreement has been and is made solely for the benefit of Employee, the Company and LDN and each of the persons, agents, employees, officers, directors and controlling persons referred to in Section 3 hereof and their respective heirs, executors, personal representatives, successors and assigns, and nothing contained in this Agreement shall confer any rights upon, nor shall this agreement be construed to create any rights in, any person who is not a party to such agreement, other than as set forth in this Section 8.

     9. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Texas excluding conflict of law rules which might result in the application of the laws of any other jurisdiction. If all provisions cannot be validated and made legal and enforceable by application of the laws of one or more such jurisdictions, then the provisions hereof shall be severable, and the illegal, invalid or unenforceable provisions shall be deemed stricken, and all remaining provisions shall remain in full force and effect and shall not be affected by the provision so stricken and shall be enforceable to the greatest extent possible.

     10. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties with respect to its subject matter and there are no agreements or understanding with respect to the subject matter which are not contained in the Agreement. This Agreement may be modified only in writing signed by the party to be charged hereunder.

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     11.  Counterparts.  This Agreement may be executed in
multiple counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

     12. FORUM AND VENUE. EACH PARTY CONSENTS TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF TEXAS IN CONNECTION WITH ANY CONTROVERSY RELATED TO THIS AGREEMENT AND WAIVES ANY ARGUMENT THAT VENUE IN ANY SUCH FORUM IS NOT CONVENIENT. EACH PARTY AGREES THAT ANY LITIGATION INITIATED BY EITHER OF THEM IN CONNECTION WITH THIS AGREEMENT (OTHER THAN THE INDEMNIFICATION OBLIGATIONS) SHALL BE VENUED IN A COURT OF COMPETENT JURISDICTION LOCATED IN DALLAS COUNTY, TEXAS.

     13. Notices. All statements, requests, notices and advices hereunder shall be in writing, and shall be sufficient in all respects when delivered personally or by nationally recognized overnight courier service or sent by certified or registered mail postage or delivery fee prepaid to the address and persons stated below:

     if to the Company, to SA Telecommunications, Inc., 1600 Promenade Center, 15th Floor, Richardson Texas 75080,
     Attention: Jack W. Matz, Jr., Chairman and Chief Executive Officer, with a copy to Vice President and General Counsel at the same address,

     if to Employee, to Employee at 2612 E. Prairie Creek,
     Richardson, Texas 75080,

     or to such other persons or to such other addresses as one party shall furnish to the other party hereafter. Any such statements, requests, notices or advices shall be deemed effective when delivered in person or by overnight courier service or if sent by registered or certified mail, on the third business day after such communication is deposited in the mail as provided above.

     14. Permission to Disclose. The parties hereto acknowledge and agree that this Agreement may be described in and/or filed as an exhibit to any registration statements, offering documents, and any reports and proxy statements filed by the Company pursuant to the Securities Act or the Securities Exchange Act of 1934.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first above written.

SA TELECOMMUNICATIONS, INC.             /s/ Terry R. Houston
                                        Terry R. Houston
By:  /s/ Jack W. Matz, Jr.
     Jack W. Matz, Jr.
     Chairman and Chief
     Executive Officer


LONG DISTANCE NETWORK, INC.

By:  /s/ Jack W. Matz, Jr.
     Jack W. Matz, Jr.
     Chairman and Chief
     Executive Officer

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